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                                                                     Exhibit 23


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Aon Corporation for the registration of 369,000 shares of its common stock and to the incorporation by reference therein of our reports dated February 10, 1998, with respect to the consolidated financial statements and schedules of Aon Corporation included in or incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.



                                                ERNST & YOUNG LLP


Chicago, Illinois
April 16, 1998